As filed with the Securities and Exchange Commission on September 27, 2013
Registration No. 002-64258

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

The Brink’s Company
(Exact name of registrant as specified in its charter)

Virginia	54-1317776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(Address, including zip code, of Principal Executive Offices)

1979 Stock Option Plan
(Full title of the plan)

McAlister C. Marshall, II, Esq.
Vice President, General Counsel and Secretary
The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(804) 289-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer ☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

The Brink’s Company (the “Company”) registered an aggregate amount of 1,180,445 shares of common stock (“Common Stock”) for issuance under the Company’s 1979 Stock Option Plan (the “1979 Plan”) pursuant to a Registration Statement on Form S-8 declared effective by the Securities and Exchange Commission in May 1979 (Registration No. 002-64258), as amended (the “Registration Statement”).  The 1979 Plan has expired and all outstanding options under the 1979 Plan have been exercised or have expired.  The Company is filing this Post-Effective Amendment to the Registration Statement to remove from registration any and all remaining unissued shares of Common Stock registered for issuance under the 1979 Plan pursuant to the Registration Statement.

Accordingly, the Company hereby withdraws from registration under the Registration Statement any and all remaining unissued shares of Common Stock registered for issuance under the 1979 Plan pursuant to the Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 27th day of September, 2013.

THE BRINK’S COMPANY (Registrant)

By:	/s/ McAlister C. Marshall, II
	Name:	McAlister C. Marshall, II
	Title:	Vice President and General Counsel

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Thomas C. Schievelbein	Director, President and Chief Executive Officer (Principal Executive Officer)	September 27, 2013
Thomas C. Schievelbein
/s/ Joseph W. Dziedzic	Vice President and Chief Financial Officer (Principal Financial Officer)	September 27, 2013
Joseph W. Dziedzic
/s/ Matthew A.P. Schumacher	Controller (Principal Accounting Officer)	September 27, 2013
Matthew A.P. Schumacher
*	Director	September 27, 2013
Betty C. Alewine
*	Director	September 27, 2013
Paul G. Boynton
*	Director	September 27, 2013
Marc C. Breslawsky
*	Director	September 27, 2013
Reginald D. Hedgebeth
*	Director	September 27, 2013
Michael J. Herling
*	Director	September 27, 2013
Murray D. Martin
*	Director	September 27, 2013
Ronald L. Turner

* By:	/s/ Thomas C. Schievelbein
Thomas C. Schievelbein, Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description

24.1	Powers of Attorney.

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